EXHIBIT 99.1
D&E COMMUNICATIONS, INC.	CONTACT:
FOR IMMEDIATE RELEASE	Thomas E. Morell
NOVEMBER 5, 2008	Sr. Vice President, Chief Financial Officer,
Secretary and Treasurer
(717) 738-8315

D&E COMMUNICATIONS REPORTS THIRD QUARTER 2008 RESULTS
• Net income of $3.7 million and earnings per share of $0.25

EPHRATA, PENNSYLVANIA (November 5, 2008) – D&E Communications, Inc. (“D&E” or the “Company”) (Nasdaq: DECC), a leading provider of integrated communications services in central and eastern Pennsylvania, today announced the results of its operations for the third quarter ended September 30, 2008.

For the third quarter of 2008, the Company reported operating income of $8.6 million, compared to operating income of $8.5 million in the third quarter of 2007. Net income for the third quarter of 2008 was $3.7 million, or $0.25 per share, compared to net income of $3.8 million, or $0.26 per share, for the same period last year. The Company reported total operating revenue of $36.6 million for the third quarter of 2008, compared to $38.2 million in the third quarter of 2007. The revenue decrease of $1.6 million for the third quarter of 2008 was the result of decreases in Wireline segment revenue of $1.1 million and Systems Integration segment revenue of $0.5 million.

“During the third quarter, we continued our focus on adding broadband subscribers, CLEC growth, improving Systems Integration performance and managing our expenses,” stated James W. Morozzi, D&E's President and Chief Executive Officer. “In this competitive marketplace, we had slight improvements in operating income and income before taxes for the quarter compared to the prior year. However, an approximate 1% increase in the effective tax rate caused net income for the quarter to be slightly lower compared to the prior year.”

The third quarter 2008 results were positively affected by a decrease in depreciation expense in the Wireline segment of $0.8 million ($0.5 million, or $0.03 per share, after tax) primarily due to certain fixed assets becoming fully depreciated in June and July of 2008. Net income before this item described above was $3.2 million, or $0.22 per share, for the third quarter of 2008 compared to $3.8 million, or $0.26 per share for the third quarter of 2007.

For the nine months ended September 30, 2008, the Company reported a net loss of $3.1 million, or $0.22 per share, compared to net income of $8.7 million, or $0.60 per share, for the same period last year. Operating loss for the nine months ended September 30, 2008 was $1.3 million, compared to operating income of $20.6 million in the nine months ended September 30, 2007. The Company reported total operating revenue of $112.0 million for the nine months ended September 30, 2008, compared to $113.8 million for the same period last year.

Included in the 2008 nine-month results was the non-cash intangible asset impairment of $26.2 million ($15.3 million, or $1.06 per share, after tax) on the Wireline franchise intangible assets as a result of the completion of the Company’s annual test for impairment of goodwill and intangible assets as of April 30, 2008. The 2008 nine-month results were also affected by income of $2.9 million ($1.7 million, or $0.12 per common share, after tax) from the termination of a lease guarantee and a decrease in depreciation expense in the Wireline segment of $3.8 million ($2.5 million, or $0.17 per share, after tax) primarily due to revisions in the estimated useful lives of certain fixed assets effective July 2007, in addition to certain fixed assets becoming fully depreciated in the first and second quarters of 2007 and June and July of 2008. Included in the 2007 results was a gain of $0.6 million ($0.6 million, or $0.04 per share, after tax) from life insurance proceeds. Net income before the items described above was $8.0 million, or $0.55 per share, for the nine months ended September 30, 2008, compared to $8.1 million, or $0.56 per share, for the nine months ended September 30, 2007.

The following table provides a reconciliation of reported and comparable net income (loss) and earnings (loss) per share:

	Three Months Ended				Nine Months Ended
(Dollar amounts in millions, except per-	September 30,				September 30,
share amounts)	2008		2007		2008		2007
		Per-		Per-		Per-		Per-
	Amount	share	Amount	share	Amount	share	Amount	Share
Reported net income (loss)	$3.7	$0.25	$3.8	$0.26	$(3.1)	$(0.22)	$8.7	$0.60
Items impacting comparability:
Decrease in depreciation, net of tax,
compared to 2007	(0.5)	(0.03)	—	—	(2.5)	(0.17)	—	—
Intangible asset impairment, net of tax	—	—	—	—	15.3	1.06	—	—
Lease guarantee termination, net of tax	—	—	—	—	(1.7)	(0.12)	—	—
Life insurance gain, net of tax	—	—	—	—	—	—	(0.6)	(0.04)
Comparable net income	$3.2	$0.22	$3.8	$0.26	$8.0	$0.55	$8.1	$0.56

Summary Statistics
	September 30, 2008	September 30, 2007	Change	% Change
RLEC access lines	121,083	126,126	(5,043)	(4.0)
CLEC access lines	46,458	45,775	683	1.5
DSL/High-speed Internet
subscribers	41,983	36,782	5,201	14.1
Dial-up Internet subscribers	2,424	3,790	(1,366)	(36.0)
Video subscribers	8,417	7,668	749	9.8
Web-hosting customers	994	1,004	(10)	(1.0)
Total customer connections	221,359	221,145	214	0.1

On a segment by segment basis, the Company reported the following information:

Wireline

Third quarter 2008 revenues from the Wireline segment were $35.3 million, compared to $36.4 million for the third quarter 2007. Network access revenue decreased $1.5 million primarily due to lower National Exchange Carrier Association (NECA) settlements and a reduction in minutes of use and RLEC access lines. DSL/High-speed Internet revenue increased $0.4 million due to subscriber growth.

Wireline operating expenses for the third quarter of 2008 were $26.4 million, compared to $27.2 million during the same period last year. Depreciation expense decreased approximately $0.8 million due to certain fixed assets becoming fully depreciated in the June and July 2008, partially offset by the depreciation expense on fixed assets placed in service in the current year. Short-term incentive expenses decreased $0.5 million due to the relative performance of year-to-date financial results compared to the incentive targets. Employee benefits decreased $0.5 million primarily as a result of recognizing the cumulative effect of a defined benefit pension plan actuarial valuation error in the third quarter of 2007 with no similar expense recorded in the third quarter of 2008. Wages increased $0.3 million primarily due to additional sales commissions and one extra work day in the third quarter of 2008 compared to the same period of the prior year. All other Wireline expenses were up $0.7 million and included increases in rent, marketing, cost of goods sold, subcontractors, operating taxes and human resource expenses. Operating income was $8.9 million for the third quarter of 2008 and $9.2 million for the third quarter of 2007.

Systems Integration

Systems Integration revenues for the quarter were $0.9 million, compared to $1.4 million for the same period last year. The primary reason for the decrease was a reduction in computer product sales.

Third quarter 2008 operating expenses were $0.9 million, compared to $1.9 million in the third quarter of 2007. Labor and benefits declined $0.4 million mainly due to a reduction in the number of employees. Cost of products sold decreased $0.5 million due to the decline in product sales. Systems Integration recorded an operating loss of $17,000 for the third quarter of 2008, compared to an operating loss of $0.5 million in the third quarter of 2007.

Adjusted EBITDA

We present the non-GAAP (generally accepted accounting principles) measure Adjusted EBITDA (as defined herein) below and anticipate referring to this measure in the conference call referenced below. Presentation of Adjusted EBITDA is consistent with how we evaluate performance of our business segments and Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  Adjusted EBITDA is a non-GAAP operating measure under Regulation G of the Securities and Exchange Commission. We compute Adjusted EBITDA by adding depreciation, amortization and goodwill and intangible asset impairments to operating income. Each of these GAAP financial measures is a line item in our income statement and thus Adjusted EBITDA can be reconciled to net income, the most comparable GAAP financial measure to it. However, other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a substitute for cash flow from operating activities as a measure of liquidity or a substitute for net income as an indicator of operating performance or any other measure of performance derived in accordance with GAAP. Net income is reconciled to Adjusted EBITDA for the three and nine month periods ended September 30, 2008 and 2007, respectively, in the following table:

(Dollar amounts in thousands)	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Wireline Adjusted EBITDA	$15,493	$16,642	$47,744	$48,609
Systems Integration Adjusted EBITDA	25	(412)	(41)	(1,593)
Corporate and Other Adjusted EBTIDA	(16)	(6)	(352)	(42)
Consolidated Adjusted EBITDA	15,502	16,224	47,351	46,974

Depreciation and amortization	(6,865)	(7,678)	(22,481)	(26,396)
Intangible asset impairment	—	—	(26,200)	—
Interest expense, net of interest capitalized	(2,953)	(3,745)	(9,253)	(11,199)
Other income/(expense), net	92	962	3,625	3,078
Income taxes	(2,069)	(1,992)	3,888	(3,757)
Dividends on utility preferred stock	(16)	(16)	(49)	(49)

Net income (loss)	$3,691	$3,755	$(3,119)	$8,651

Conference Call

The Company will host a conference call and live webcast Thursday, November 6, 2008 at 11:00 a.m. Eastern Time. Parties in the United States and Canada can call 877-719-9804 to access the conference call. Parties outside the United States and Canada can access the call at 719-325-4780. The live webcast of the conference call will be accessible from the "Investors" section of the Company's website (www.decommunications.com). The webcast will be archived for a period of 90 days.

About D&E Communications

D&E is a leading integrated communications provider offering high-speed data, Internet access, local and long distance telephone, business continuity and co-location services, data and professional IT services, network monitoring, security solutions and video services. Based in Lancaster County, D&E has been serving communities in central and eastern Pennsylvania for more than 100 years. For more information, visit www.decommunications.com.

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. Those factors include, but are not limited to: the current review of proposals for intercarrier compensation reform by the Federal Communications Commission; the current conditions in the financial and credit markets; the effect of the convergence of voice, data, and video technologies on our historical competitive advantages; the increasingly competitive nature of the communications industry; the complex and uncertain regulatory environment faced by communications companies such as D&E; the significant indebtedness of the company; and the historical losses of the Systems Integration segment and other key factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENDSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING REVENUES	2008	2007	2008	2007
Communication service revenues	$35,271	$36,503	$107,954	$109,370
Communication products sold	636	1,085	1,837	2,245
Other	718	622	2,180	2,160
Total operating revenues	36,625	38,210	111,971	113,775
OPERATING EXPENSES
Communication service expenses (exclusive of
depreciation and amortization below)	11,534	12,037	36,086	37,175
Cost of communication products sold	517	866	1,494	1,806
Depreciation and amortization	6,865	7,678	22,481	26,396
Marketing and customer services	3,677	3,614	10,711	10,498
General and administrative services	5,395	5,469	16,329	17,322
Intangible asset impairment	—	—	26,200	—
Total operating expenses	27,988	29,664	113,301	93,197
Operating income (loss)	8,637	8,546	(1,330)	20,578
OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(2,953)	(3,745)	(9,253)	(11,199)
Other, net	92	962	3,625	3,078
Total other income (expense)	(2,861)	(2,783)	(5,628)	(8,121)
Income (loss) before income taxes and dividends on utility preferred stock	5,776	5,763	(6,958)	12,457
INCOME TAXES AND DIVIDENDS ON UTILITY PREFERRED STOCK
Income taxes (benefit)	2,069	1,992	(3,888)	3,757
Dividends on utility preferred stock	16	16	49	49
Total income taxes and dividends on utility preferredstock	2,085	2,008	(3,839)	3,806
NET INCOME (LOSS)	$3,691	$3,755	$(3,119)	$8,651
Weighted average common shares outstanding (basic)	14,497	14,434	14,480	14,416
Weighted average common shares outstanding (diluted)	14,545	14,509	14,480	14,486

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$0.25	$0.26	$(0.22)	$0.60
Dividends per common share	$0.13	$0.13	$0.38	$0.38

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
ASSETS	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$15,009	$17,845
Accounts and notes receivable, net of reserves of $433 and $500	13,389	14,688
Inventories	2,546	2,666
Prepaid expenses	5,605	2,887
Other	2,083	2,520
TOTAL CURRENT ASSETS	38,632	40,606
PROPERTY, PLANT AND EQUIPMENT
In service	409,823	396,659
Under construction	8,816	6,648
	418,639	403,307
Less accumulated depreciation	254,013	237,243
	164,626	166,064
OTHER ASSETS
Goodwill	137,597	137,623
Intangible assets, net of accumulated amortization	118,199	148,376
Other	8,226	8,512
	264,022	294,511
TOTAL ASSETS	$467,280	$501,181
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Long-term debt maturing within one year	$7,075	$7,071
Accounts payable and accrued liabilities	13,438	17,188
Accrued taxes	312	1,093
Accrued interest and dividends	1,029	816
Advance billings, customer deposits and other	4,982	4,709
TOTAL CURRENT LIABILITIES	26,836	30,877

LONG-TERM DEBT	180,823	186,879

OTHER LIABILITIES
Deferred income taxes	61,979	70,977
Defined benefit plans	10,488	15,465
Other	5,086	7,663
	77,553	94,105
PREFERRED STOCK OF UTILITY SUBSIDIARY, Series A 4 ½%, par value $100, cumulative, callable at par at the option of the Company, authorized 20,000 shares, outstanding 14 shares	1,446	1,446
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY Common stock, par value $0.16, authorized shares-100,000; issued shares-16,172 at September 30, 2008 and 16,092 at December 31,
2007; outstanding shares-14,489 at September 30, 2008 and 14,425
at December 31, 2007	2,588	2,575
Additional paid-in capital	164,303	163,560
Accumulated other comprehensive loss	(6,510)	(7,216)
Retained earnings	39,568	48,147
Treasury stock at cost, 1,683 shares at September 30, 2008 and 1,667 shares at December 31, 2007	(19,327)	(19,192)
	180,622	187,874
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$467,280	$501,181

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,119)	$8,651
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,481	26,396
Bad debt expense	457	640
Deferred income taxes	(9,333)	(3,322)
Gain from cash recovery of note receivable	—	(900)
Gain from life insurance proceeds	—	(588)
Stock-based compensation expense	367	259
Gain on retirement of property, plant and equipment	(81)	(115)
Intangible asset impairment	26,200	—
Termination of lease guarantee	(2,904)	—
Note receivable reserve	200	—
Changes in operating assets and liabilities:
Accounts receivable	841	(599)
Inventories	119	234
Prepaid expenses	(2,704)	(1,283)
Accounts payable and accrued liabilities	(1,531)	950
Accrued taxes and accrued interest	(567)	(333)
Advance billings, customer deposits and other	274	280
Defined benefit plans	(4,210)	(1,794)
Other, net	150	210
Net Cash Provided by Operating Activities	26,640	28,686
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(18,921)	(17,372)
Proceeds from sales of property, plant and equipment	626	550
Collection of note receivable	95	1,279
Proceeds from sale of short-term investments	—	10,933
Purchase of short-term investments	—	(3,187)
Life insurance proceeds	—	1,000
Acquisition of customer list intangible asset	—	(606)
Net Cash Used In Investing Activities	(18,200)	(7,403)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends on common stock	(5,214)	(5,155)
Payments on long-term debt	(6,052)	(8,549)
Proceeds from issuance of common stock and stock options exercised	88	183
Excess tax benefits from stock compensation plans	37	51
Purchase of treasury stock	(135)	(48)
Net Cash Used In Financing Activities	(11,276)	(13,518)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,836)	7,765
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	17,845	3,101
END OF PERIOD	$15,009	$10,866